Exhibit 99.1

Repligen Corporation
41 Seyon Street
Building #1, Suite 100
Waltham, Massachusetts 02453

Repligen Reports Third Quarter 2023 Financial Results

and Updates Full Year 2023 Financial Guidance

•	Reports total third quarter revenues of $141.2 million, with base business revenues of $140.1 million

•	Orders strengthened with total book-to-bill ratio of 1.07

•	Narrows full year revenue guidance to range of $635-$645 million

WALTHAM, Mass., October 31, 2023 — Repligen Corporation (NASDAQ:RGEN), a life sciences company focused on bioprocessing technology leadership, today reported financial results for its third quarter of 2023, covering the three- and nine-month fiscal periods ended September 30, 2023.

Tony J. Hunt, Chief Executive Officer of Repligen said, “While the broader challenges that have dominated our industry over the last twelve months continued in the third quarter, we saw positive signs of recovery. Our order book strengthened by mid-quarter, delivering an overall book-to-bill of 1.07 by quarter end. In particular, orders from our Pharma customer base rebounded, with many of the projects highlighted on our second quarter call converting to purchase orders. In addition, we continued to see momentum in the gene therapy space and delivered another growth quarter for our Analytics business. Overall, we view the third quarter as an important transition period for the company and we are cautiously optimistic about the future in light of the strong finish on orders in the third quarter.”

THIRD QUARTER BUSINESS HIGHLIGHTS

•	Acquired mixing innovator Metenova AB on October 2, bolstering and expanding our Fluid Management offering.

•	Expanded our executive team with two key appointments: Olivier Loeillot, Chief Commercial Officer, and Jason Garland, Chief Financial Officer.

•	Announced with Sartorius the launch of an integrated bioreactor system that incorporates Repligen XCell® ATF technology to simplify intensified seed train and perfusion processes.

•	Continued restructuring activities initiated in July 2023 to rebalance and streamline our operations and to support future margin expansion.

FINANCIAL PERFORMANCE

Revenue – Q3	Q3 2023	Q3 2022	% Change (Y/Y)	At constant currency
Total Reported	$141.2M	$200.7M	-30%	-31%
Base*	$140.1M	$171.7M	-18%	-19%

Revenue – YTD	YTD 2023	YTD 2022	% Change (Y/Y)	At constant currency
Total Reported	$483.0	$614.8	-21%	-21%
Base*	$457.0	$497.5	-8%	-8%

•	Revenue detail. For Q3 2023, our base business accounted for approximately 99% of total revenue. There was no COVID-related revenue in the quarter, compared to approximately $29 million for Q3 2022.

For the nine-month period YTD 2023, our base business accounted for approximately 95% of total revenue and COVID-related revenue accounted for approximately 5%. Inorganic revenue from acquisitions accounted for less than 1%.

*	Base revenue: excludes acquisition-related revenue contribution in current periods for which there was no prior year comparable and excludes COVID-related revenues. Totals may not add due to rounding.

•

Gross profit (GAAP) for Q3 2023 was $36.6 million compared to $114.2 million for Q3 2022. Adjusted gross profit (non-GAAP) for Q3 2023 was $59.3 million compared to $114.4 million for Q3 2022. Gross profit (GAAP) includes $22.7 million in one-time restructuring charges, including severance, accelerated depreciation and inventory write-off.

•

Income from operations (GAAP) for Q3 2023 was $4.8 million, compared to $52.7 million for Q3 2022. Adjusted income from operations (non-GAAP) for Q3 2023 was $5.2 million, compared to $58.2 million for Q3 2022.

Income from operations (GAAP) includes $24.0 million in one-time restructuring charges, including severance, accelerated depreciation and inventory write-off. Income from operations (GAAP) also includes an approximate $34 million contingent consideration benefit representing the change in fair value of contingent consideration obligations associated with previous acquisitions.

•	Net income (GAAP) for Q3 2023 was $18.2 million, compared to $40.4 million for Q3 2022. Adjusted net income (non-GAAP) for Q3 2023 was $13.2 million compared to $44.4 million for Q3 2022.

•

Earnings per share (GAAP) for Q3 2023 was $0.32 on a fully diluted basis, compared to $0.71 for Q3 2022. Adjusted earnings per share (non-GAAP) for Q3 2023 was $0.23 on a fully diluted basis, compared to $0.77 for Q3 2022.

MARGIN SUMMARY

GAAP Margins	Q3 2023	Q3 2022	Q3 YTD 2023	Q3 YTD 2022
Gross Margin	25.9%	56.9%	45.0%	58.5%
Operating (EBIT) Margin	3.4%	26.2%	11.5%	28.6%

Adjusted (Non-GAAP) Margins	Q3 2023	Q3 2022	Q3 YTD 2023	Q3 YTD 2022
Gross Margin	42.0%	57.0%	49.7%	58.7%
Operating (EBIT) Margin	3.7%	29.0%	15.6%	31.1%
EBITDA Margin	10.2%	28.9%	21.1%	32.2%

CASH POSITION

•	Our cash, cash equivalents and short-term investments at September 30, 2023 were $630.8 million, compared to $623.8 million at December 31, 2022.

•	Post quarter note: On October 2, 2023, we completed our acquisition of Metenova AB at a purchase price of $164 million in cash and $9 million in equity consideration.

All reconciliations of GAAP to adjusted (non-GAAP) figures above, as well as EBITDA, are detailed in the reconciliation tables included later in this press release.

FINANCIAL GUIDANCE FOR FISCAL YEAR 2023

Our financial guidance for the fiscal year 2023 is based on expectations for our existing business. Our GAAP and Adjusted (non-GAAP) guidance includes the impact of our FlexBiosys and Metenova acquisitions and excludes the impact of potential additional acquisitions, and future fluctuations in foreign currency exchange rates.

	CURRENT GUIDANCE (at October 31, 2023)		PRIOR GUIDANCE (at August 2, 2023)
FY 2023	GAAP	Adjusted (Non-GAAP)	GAAP	Adjusted (Non-GAAP)
Total Reported Revenue	$635M-$645M	$635M-$645M	$635M-$665M	$635M-$665M
Year-over-Year Change	(19.5%)-(21%)	(19.5%)-(21%)	(17%)-(21%)	(17%)-(21%)
COVID-Related Revenue	$30M	$30M	$30M	$30M
Base Business Revenue	(8.5%)-(9.5%)	(8.5%)-(9.5%)	(5%)-(9%)	(5%)-(9%)
Gross Margin	45.5%-46.5%	49%-50%	49.5%-50.5%	50%-51%
Income from Operations	$61M-$65M	$96M-$100M	$57M-$63M	$104M-$110M
Operating Margin	10%-11%	15%-16%	9%-10%	16%-17%
Tax Rate on Pre-Tax Income	12%	18%	22%	20%
Net Income	$72M-$75M	$97M-$100M	$57M-$61M	$98M-$102M
Earnings Per Share - Diluted	$1.26-$1.32	$1.70-$1.76	$1.00-$1.08	$1.72-$1.80

Our non-GAAP guidance for the fiscal year 2023 reflects $25.0 million in adjustments, as follows:

•	$25.8 million estimated restructuring costs(1).

•	$6.8 million estimated acquisition and integration expenses in SG&A.

•	$30.9 million estimated intangible amortization expense in SG&A.

•	$1.8 million in amortization of debt issuance expense.

•	$28.5 million estimated contingent consideration benefit related to our Avitide and FlexBiosys acquisitions.

•	An income tax increase of $11.8 million, representing the tax impact of the above adjustments.

(1)

As previously disclosed, in July 2023 we began restructuring activities to simplify and streamline our organization and strengthen the overall effectiveness of our operations. In addition to the initial streamlining and rebalancing efforts contemplated in July, the Company is undertaking further restructuring activities, including consolidating a portion of our manufacturing operations, discontinuing the sale of certain product SKUs and evaluating raw materials and components that we proactively secured during the 2020-2022 COVID-19 pandemic period, to meet accelerated demand during a challenging supply chain environment in the industry. These restructuring activities resulted in severance costs as well as non-cash charges of accelerated depreciation and an inventory write-off. These activities are expected to be substantially completed by the end of 2023.

All reconciliations of GAAP to adjusted (non-GAAP) guidance are detailed in the tables included later in this press release.

Conference Call and Webcast Access

Repligen will host a conference call and webcast today, October 31, 2023, at 8:30 a.m. ET, to discuss third quarter 2023 financial results, corporate developments and financial guidance for the year 2023. The conference call will be accessible by dialing toll-free (844) 274-3999 for domestic callers or (412) 317-5607 for international callers. No passcode is required for the live call. In addition, a webcast will be accessible via the Investor Relations section of the Company’s website. Both the conference call and webcast will be archived for a period of time following the live event. The replay dial-in numbers are (877) 344-7529 from the U.S., (855) 669-9658 from Canada and (412) 317-0088 for international callers. Replay listeners must provide the passcode 9087201.

Non-GAAP Measures of Financial Performance

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this release: book-to-bill ratios, revenue growth rate at constant currency; adjusted gross profit, adjusted gross margin and adjusted operating margin; adjusted cost of sales; adjusted R&D expense; adjusted SG&A expense; adjusted pre-tax income; adjusted income from operations; adjusted net income; adjusted earnings per share-diluted; earnings before interest, taxes, depreciation and amortization (EBITDA) and EBITDA margin. The Company provides base revenue and base revenue growth rates, which exclude COVID-related revenue, and the impact of acquisition revenue for current year periods that have no prior year comparables, to facilitate a comparison of its current revenue performance. The Company provides revenue growth rates at constant currency, which exclude the impact of foreign currency translation, in order to facilitate a comparison of its current revenue performance to its past revenue performance. To calculate revenue growth rates in constant currency, the Company converts actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period.

The Company’s non-GAAP financial results and/or non-GAAP guidance exclude the impact of: acquisition and integration costs; restructuring charges including the costs of severance; inventory write-off and accelerated depreciation; intangible amortization costs; contingent consideration related to the Company’s acquisitions; amortization of debt issuance costs related to Company’s convertible debt; and, the related impact on tax of non-GAAP charges. These costs are excluded because management believes that such expenses do not have a direct correlation to future business operations, nor do the resulting charges recorded accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

A reconciliation of GAAP to adjusted (non-GAAP) financial measures is included as an attachment to this press release. When analyzing the Company’s operating performance and guidance investors should not consider non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP.

About Repligen Corporation

Repligen Corporation is a global life sciences company that develops and commercializes highly innovative bioprocessing technologies and systems that enable efficiencies in the process of manufacturing biological drugs. We are “inspiring advances in bioprocessing” for the customers we serve; primarily biopharmaceutical drug developers and contract development and manufacturing organizations (CDMOs) worldwide. Our focus areas are Filtration and Fluid Management, Chromatography, Process Analytics and Proteins. Our corporate headquarters are located in Waltham, Massachusetts, and the majority of our manufacturing sites are in the U.S., with additional key sites in Estonia, France, Germany, Ireland, the Netherlands and Sweden. For more information about the company see our website at www.repligen.com, and follow us on LinkedIn.

Forward-Looking Statement

This release contains forward-looking statements, which are made pursuant to and in reliance upon the safe harbor provisions of federal securities laws, including the Private Securities Litigation Reform Act of 1995,

Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that statements in this release which are not strictly historical statements, including, among others, any express or implied statements or guidance regarding current or future financial performance and position, including our year 2023 financial guidance and related assumptions; demand in the markets in which we operate; the expected performance of our business; our ability to successfully rebalance our organization and the impact of our restructuring activities; the expected performance and success of our strategic partnerships and integration of our acquired businesses (including with Sartorius, Metenova and FlexBiosys); constitute forward-looking statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” “projected,” “estimated” or “could” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, risks associated with our restructuring activities; the lasting effects of COVID-19 on our business operations and the operations of our customers and suppliers; our ability to successfully grow our bioprocessing business; our ability to manage through and predict headwinds, including as part of our adjusted 2023 financial guidance; our ability to develop and commercialize products and the market acceptance of our products; our ability to successfully integrate any acquired businesses (including Metenova and FlexBiosys) into our business and achieve the expected benefits of such acquisitions; reduced demand for our products that adversely impacts our future revenues, cash flows, results of operations and financial condition; our ability to compete with larger, better financed bioprocessing, pharmaceutical and biotechnology companies; our compliance with all U.S. Food and Drug Administration and European Medicines Evaluation Agency regulations; our volatile stock price; and other risks detailed in Repligen’s Annual Report on Form 10-K for the year ended December 31, 2022 and in subsequently filed reports with the Securities and Exchange Commission (the Commission), including our Quarterly Reports on Form 10-Q and current reports on Form 8-K. Actual results may differ materially from those Repligen contemplated by these forward-looking statements; therefore, you should not rely on any of these forward-looking statements. These forward-looking statements reflect management’s current views, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions, and are based only on information currently available to us. Repligen does not undertake to update, whether written or oral, any of these forward-looking statements to reflect a change in its views or events or circumstances, whether as a result of new information, future development or otherwise, that occur after the date hereof except as required by law.

Repligen Contact:

Sondra S. Newman

Global Head of Investor Relations

(781) 419-1881

investors@repligen.com

REPLIGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue:
Product revenue	$141,156	$200,708	$482,910	$614,668
Royalty and other revenue	36	33	111	106

Total revenue	141,192	200,741	483,021	614,774

Costs and expenses:
Cost of product revenue	104,634	86,514	265,786	255,130
Research and development	10,577	10,228	32,437	32,823
Selling, general and administrative	55,465	53,643	160,601	162,592
Contingent consideration	(34,292)	(2,309)	(31,266)	(11,604)

	136,384	148,076	427,558	438,941

Income from operations	4,808	52,665	55,463	175,833
Investment income	6,662	2,177	18,112	2,962
Interest expense	(269)	(329)	(813)	(892)
Amortization of debt issuance costs*	(459)	(455)	(1,373)	(1,360)
Other income (expenses), net	895	(6,591)	1,500	(10,389)

Income before income taxes	11,637	47,467	72,889	166,154
Income tax (benefit) provision	(6,535)	7,062	5,824	28,924

Net income	$18,172	$40,405	$67,065	$137,230

Earnings per share:
Basic	$0.33	$0.73	$1.20	$2.48

Diluted*	$0.32	$0.71	$1.18	$2.39

Weighted average shares outstanding:
Basic	55,765,639	55,497,967	55,687,574	55,432,308

Diluted*	56,939,684	57,303,537	56,933,467	57,598,190

*

Under ASU 2020-06, the Company is required to reflect the dilutive effect of the 2019 Notes by application of the if-converted method. Prior to filing the Second Supplemental Indenture on March 4, 2022, the Company had the option to settle the conversion of the 2019 Notes in cash, stock or a combination of the two. Therefore, from January 1, 2022 (the date the Company adopted ASU 2020-06) to March 4, 2022, the Company included 3,474,429 shares in the denominator of the weighted average nine months ended September 30, 2022 diluted EPS calculation. Subsequent to March 4, 2022, after the Second Supplemental Indenture became effective, the Company irrevocably elected to settle the conversion principal in cash and only the premium in shares of the Company’s common stock. Therefore, from March 5, 2022 to March 31, 2022 the Company included 980,525 shares in the denominator of the weighted average nine months ended September 30, 2022 diluted EPS calculation. Under the if-converted method, the Company was also required to exclude amortization of debt issuance cost and interest charges applicable to the convertible debt from the numerator of the diluted EPS calculation for the period from January 1, 2022 to March 4, 2022, assuming the interest on convertible debt was never recognized for that period. For the nine months ended September 30, 2022 the Company excluded amortization of debt issuance costs and interest charges for the period January 1, 2022 to March 4, 2022 of $0.4 million (tax effected) from the numerator.

Balance Sheet Data:	September 30, 2023	December 31, 2022
Cash, cash equivalents and marketable securities	$630,779	$623,757
Working capital	615,092	593,922
Total assets	2,514,129	2,524,658
Long-term obligations*	162,208	209,762
Accumulated earnings	464,337	397,272
Stockholders’ equity	1,988,557	1,910,700

*	Includes long-term portion of the contingent consideration obligations related to our acquisitions.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP INCOME FROM OPERATIONS TO

ADJUSTED INCOME FROM OPERATIONS (NON-GAAP)

(Unaudited, amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP INCOME FROM OPERATIONS	$4,808	$52,665	$55,463	$175,833

ADJUSTMENTS TO INCOME FROM OPERATIONS:
Acquisition and integration costs	3,147	1,251	4,927	7,142
Restructuring(1)	24,012	—	24,012	—
Contingent consideration	(34,292)	(2,309)	(31,266)	(11,604)
Intangible amortization	7,492	6,547	22,330	19,712

ADJUSTED INCOME FROM OPERATIONS	$5,167	$58,154	$75,466	$191,083

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME (NON-GAAP)

(Unaudited, amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP NET INCOME	$18,172	$40,405	$67,065	$137,230

ADJUSTMENTS TO NET INCOME:
Acquisition and integration costs	3,147	1,512	4,927	7,403
Restructuring(1)	24,012	—	24,012	—
Contingent consideration	(34,292)	(2,309)	(31,266)	(11,604)
Intangible amortization	7,492	6,547	22,330	19,712
Amortization of debt issuance costs	459	455	1,373	1,360
Tax effect of non-GAAP charges	(5,837)	(2,241)	(8,793)	(4,600)

ADJUSTED NET INCOME	$13,153	$44,369	$79,648	$149,501

REPLIGEN CORPORATION

RECONCILIATION OF GAAP EARNINGS PER SHARE TO

ADJUSTED EARNINGS PER SHARE (NON-GAAP)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP EARNINGS PER SHARE - DILUTED	$0.32	$0.71	$1.18	$2.39

ADJUSTMENTS TO EARNINGS PER SHARE - DILUTED:
Acquisition and integration costs	0.06	0.03	0.09	0.13
Restructuring(1)	0.42	—	0.42	—
Contingent consideration	(0.60)	(0.04)	(0.55)	(0.20)
Intangible amortization	0.13	0.11	0.39	0.34
Amortization of debt issuance costs(2)	0.01	0.01	0.02	0.02
Tax effect of non-GAAP charges	(0.10)	(0.04)	(0.15)	(0.08)

ADJUSTED EARNINGS PER SHARE - DILUTED	$0.23	$0.77	$1.40	$2.61

Totals may not add due to rounding.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA (NON-GAAP)

(Unaudited, amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP NET INCOME	$18,172	$40,405	$67,065	$137,230

ADJUSTMENTS:
Investment income	(6,662)	(2,177)	(18,112)	(2,962)
Interest expense	269	329	813	892
Amortization of debt issuance costs	459	455	1,373	1,360
Income tax provision	(6,535)	7,062	5,824	28,924
Depreciation	12,186	6,097	28,530	16,810
Intangible amortization(3)	7,519	6,575	22,412	19,795

EBITDA	25,408	58,746	107,905	202,049

OTHER ADJUSTMENTS:
Acquisition and integration costs	3,147	1,512	4,927	7,403
Restructuring (1)(4)	20,196	—	20,196	—
Contingent consideration	(34,292)	(2,309)	(31,266)	(11,604)

ADJUSTED EBITDA	$14,459	$57,949	$101,762	$197,848

REPLIGEN CORPORATION

RECONCILIATION OF GAAP COST OF SALES TO ADJUSTED COST OF SALES (NON-GAAP)

(Unaudited, amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP COST OF SALES	$104,634	$86,514	$265,786	$255,130

ADJUSTMENT TO COST OF SALES:
Acquisition and integration costs	(26)	(167)	(33)	(1,201)
Restructuring(1)	(22,711)	—	(22,711)	—

ADJUSTED COST OF SALES	$81,897	$86,347	$243,042	$253,929

REPLIGEN CORPORATION

RECONCILIATION OF GAAP R&D EXPENSE TO ADJUSTED R&D EXPENSE (NON-GAAP)

(Unaudited, amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP R&D EXPENSE	$10,577	$10,228	$32,437	$32,823

ADJUSTMENT TO R&D EXPENSE:
Acquisition and integration costs	—	(41)	7	(566)
Restructuring(1)	(35)	—	(35)	—

ADJUSTED R&D EXPENSE	$10,542	$10,187	$32,409	$32,257

REPLIGEN CORPORATION

RECONCILIATION OF GAAP SG&A EXPENSE TO ADJUSTED SG&A EXPENSE (NON-GAAP)

(Unaudited, amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP SG&A EXPENSE	$55,465	$53,643	$160,601	$162,592

ADJUSTMENTS TO SG&A EXPENSE:
Acquisition and integration costs	(3,121)	(1,044)	(4,901)	(5,375)
Restructuring(1)	(1,266)	—	(1,266)	—
Intangible amortization	(7,492)	(6,547)	(22,330)	(19,712)

ADJUSTED SG&A EXPENSE	$43,586	$46,052	$132,104	$137,505

FOOTNOTES FOR ALL TABLES ABOVE:

(1)	Restructuring includes charges related to severance & employee related costs, an inventory write-off, accelerated depreciation and facility and other exit costs.
(2)

The nine months ended September 30, 2022 represented amortization of debt issuance costs for the period April 1, 2022 to September 30, 2022 in addition to the amortization of debt issuance costs for the period March 5, 2022 to March 31, 2022 after the Second Supplemental Indenture was filed. Debt issuance cost for the period January 1, 2022 to March 4, 2022 were already reflected in the GAAP net income per share - diluted EPS under the if-converted method of calculating diluted EPS for the nine months ended September 30, 2022.

(3)	Includes amortization of milestone payments in accordance with GAAP of $28 for the three months ended September 30, 2023 and 2022 and $83 for the nine months ended September 30, 2023 and 2022.
(4)

Excludes $3,816 of accelerated depreciation related to the Restructuring Plan for the three and nine months ended September 30, 2023. This amount is included in the depreciation line item of this table.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME GUIDANCE TO ADJUSTED NET INCOME (NON-GAAP) GUIDANCE

(in thousands)	Twelve months ending December 31, 2023
	Low End	High End
GUIDANCE ON NET INCOME	$72,000	$75,000
ADJUSTMENTS TO GUIDANCE ON NET INCOME:
Acquisition and integration costs	6,817	6,817
Restructuring costs	25,771	25,771
Anticipated pre-tax amortization of acquisition-related intangible assets	30,935	30,935
Amortization of debt issuance costs	1,833	1,833
Contingent consideration	(28,516)	(28,516)
Tax effect of intangible amortization and integration	(11,842)	(11,842)
Guidance rounding adjustment	2	2

GUIDANCE ON ADJUSTED NET INCOME	$97,000	$100,000

Totals may not add due to rounding.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP EARNINGS PER SHARE GUIDANCE TO

ADJUSTED EARNINGS PER SHARE (NON-GAAP) GUIDANCE

	Twelve months ending December 31, 2023
	Low End	High End
GUIDANCE ON EARNINGS PER SHARE - DILUTED	1.26	1.32
ADJUSTMENTS TO GUIDANCE ON EARNINGS PER SHARE - DILUTED:
Acquisition and integration costs	0.12	0.12
Restructuring costs	0.45	0.45
Anticipated pre-tax amortization of acquisition-related intangible assets	0.54	0.54
Amortization of debt issuance costs	0.03	0.03
Contingent consideration	(0.50)	(0.50)
Tax effect of intangible amortization and integration	(0.21)	(0.21)
Guidance rounding adjustment	0.00	0.00

GUIDANCE ON ADJUSTED EARNINGS PER SHARE - DILUTED	$1.70	$1.76

Totals may not add due to rounding.

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